Exhibit 99.1

ARES CAPITAL CORPORATION DECLARES DIVIDEND OF $0.40 PER SHARE AND
ANNOUNCES JUNE 30, 2006 FINANCIAL RESULTS

THIRD QUARTER DIVIDEND DECLARED

New York, NY — August 9, 2006 — Ares Capital Corporation (NASDAQ:  ARCC) announced that its Board of Directors has declared a third quarter dividend of $0.40 per share, payable on September 29, 2006 to stockholders of record as of September 15, 2006.

JUNE 30, 2006 FINANCIAL RESULTS

Ares Capital today announced financial results for its second quarter ended June 30, 2006.

HIGHLIGHTS

•                  Stockholders’ Equity (at June 30, 2006):  $577.0 million

•                  Net Assets per Share (at June 30, 2006):  $15.10

•                  Total Fair Value of Investments:  $878.2 million

•                  Declared 2nd Quarter 2006 Dividend per share:  $0.38

•                  Reported 2nd Quarter 2006 Basic and Diluted GAAP EPS:  $0.44

•                  Reported 2nd Quarter 2006 Basic and Diluted Core EPS:  $0.43(1)

Second Quarter 2006 Operating Results:

•                  Net income:  $16.7 million or $0.44 per share

•                  Net investment income:  $9.3 million or $0.24 per share

•                  Net realized and unrealized gains:  $7.4 million or $0.19 per share

Second Quarter 2006 Portfolio Activity

•                  Purchase cost of additional investments made during period: $255.1 million

•                  Sales/redemptions of investments during period:  $109.2 million

•                  Number of portfolio company investments as of June 30, 2006:  50

•                  Weighted average yield of income producing equity securities and debt as of June 30, 2006:  12.42%(2)

•                  Average total assets for the quarter was $861.1 million

(1) Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity  resulting from operations less capital gains and losses, any incentive management fees attributable to such capital gains and losses and any income taxes related to such capital gains. The most directly comparable GAAP financial measure is the net per share increase in stockholders’ equity resulting from operations, which is reflected above as “Reported 2nd Quarter 2006 Basic and Diluted GAAP EPS”.  Ares Capital  believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Reconciliation of basic and diluted Core EPS to the most directly comparable GAAP financial measure is set forth in Schedule 1 hereto.

(2) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt, divided by (b) total income producing equity securities and debt at fair value.

OPERATING RESULTS

For the quarter ended June 30, 2006, Ares Capital reported net income of $16.7 million or $0.44 per share. Net investment income for the second quarter was $9.3 million or $0.24 per share and net realized and unrealized gains were $7.4 million or $0.19 per share.

In the second quarter of 2006 Ares Capital made approximately $267.5 million in new commitments across 16 portfolio companies (7 new borrowers and 9 existing borrowers).  Eleven separate private equity sponsors were represented in these new transactions.  Three of these sponsors are new to the ARCC portfolio.  In total, 42 separate private equity sponsors are represented in the Ares Capital portfolio.  Also during the quarter, we made four investments in non-sponsored transactions.  Of the $267.5 million in new commitments during the quarter, approximately 38%, 20%, 27% and 15% were made in first lien senior secured debt, second lien senior secured debt, senior subordinated debt and equity/other securities, respectively. Of these investments, 58% were floating rate.  During the quarter, significant new commitments included:

•                  $80.0 million in senior subordinated debt and a revolver commitment to a renal dialysis provider;

•                  $33.5 million in senior term debt, revolver commitment and equity of a restaurant owner and operator;

•                  $30.0 million in senior term debt and equity of an internet publication provider and media company;

•                  $20.0 million in senior term debt of a specialty chemicals manufacturer selling into broadly diversified end markets;

•      $19.5 million in equity to a reflective products manufacturer; and

•                  $16.5 million in senior term debt of a paint manufacturer and distributor.

During the second quarter of 2006, Ares Capital had net realized and unrealized gains of $7.4 million.  The portfolio value of Ares Capital’s investments at June 30, 2006 was $878.2 million.  As of June 30, 2006, these portfolio investments (excluding cash and cash equivalents) were comprised of approximately 67% in senior secured debt securities (35% in first lien and 32% in second lien assets), 25% in mezzanine debt securities, 6% in preferred/common equity securities and 2% in other securities (senior notes/CDO investments).

In addition to $108.9 million of investments that Ares Capital has made since June 30, 2006, Ares Capital has outstanding commitments to fund an aggregate of approximately $330 million of investments.  Ares Capital expects to syndicate a portion of these commitments to third parties.  In addition, Ares Capital has a pipeline of approximately $250 million.  The consummation of any of the investments in this backlog and pipeline depends upon, among other things, one or more of the following: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment, the execution and delivery of satisfactory documentation and the receipt of any necessary consents. Ares Capital cannot assure you that we will make any of these investments.

Total assets were $942.4 million as of June 30, 2006.  Stockholders’ equity was $577.0 million at June 30, 2006, while net assets per share was $15.10.  As of June 30, 2006, the weighted average yield of income producing equity securities and debt was 12.42%(3).  As of June 30, 2006, 60% of the fund’s assets were in floating rate debt securities.

(3) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt, divided by (b) total income producing equity securities and debt at fair value.

“The second quarter was a very exciting period for ARCC, as we realized the benefits of our larger capital base and scale.  We posted our highest quarter of gross originations of $267 million and record fee income.  This momentum drove record Core earnings per share of $0.43,” said President Michael Arougheti(4).

“In addition, we continued our track record of capital gains generation.  We have posted capital gains in every quarter since inception, which provides continued dividend stability and visibility.  Year to date, we have generated realized capital gains of $23.9 million. Since our IPO in October 2004, we have realized $35.0 million in capital gains on 15 investments totaling $247.8 million, generating an internal rate of return of $30.8%.  Our franchise continues to develop and strengthen and we have positioned ARCC as a premier “one stop” financing provider to middle market companies.”

PORTFOLIO QUALITY

Ares Capital employs an investment rating system (Grade 1 to 4) to categorize its investments.  Grade 4 is for those investments that involve the least amount of risk in our portfolio (i.e. the borrower is performing above expectations and the trends and risk factors are generally favorable).  Grade 3 is for those investments that involve a level of risk that is similar to the risk at the time of origination (i.e. the borrower is performing as expected and the risk factors are neutral to favorable).  Grade 2 is for those investments where a borrower is performing below expectations and indicates that the risk has increased materially since origination.  Grade 1 is for those investments that are not anticipated to be repaid in full.  As of June 30, 2006, the weighted average grade of Ares Capital’s portfolio investments was 3.0 (with no 1.0 ratings in the portfolio).  All of our portfolio companies are current on their debt service obligations and we have no investments on non-accrual.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2006 Ares Capital had $101.2 million outstanding under the separate $350 million credit facility of our subsidiary, Ares Capital CP Funding LLC, a single member, special purpose, limited liability company, which expires on November 1, 2006, unless extended prior to such date with the consent of the lenders.  As of June 30, 2006, Ares Capital had $244.0 million outstanding under our $250 million revolving credit facility, which expires on December 28, 2010.

On July 7, 2006, Ares Capital completed a $400.0 million debt securitization and issued approximately $314.0 million principal amount of asset-backed notes (including $50.0 million of revolving notes to third parties that have not been drawn down to date), secured by a pool of middle market loans that were purchased or originated by Ares Capital. Ares Capital retained approximately $86.0 million of certain BBB and non-rated securities in this debt securitization. The blended pricing of these notes, excluding fees, is approximately 3 month LIBOR plus 34 basis points. The securitization is an on-balance-sheet financing for Ares Capital.

On July 18, 2006, Ares Capital closed a public add-on offering of 10,781,250 shares of common stock (including the underwriters’ overallotment of 1,406,250 shares) at $15.67 per share.  Total proceeds received from the add-on offering, net of the underwriters’ discount and estimated offering costs, were approximately $162.2 million.

A portion of the proceeds from the add-on offering and the securitization were used to repay outstanding indebtedness. The remaining proceeds are being used to fund investments in portfolio companies in accordance with our investment objectives and strategies and for general corporate purposes.

(4) See Footnote (1) and Schedule 1 hereto.

DIVIDEND

For the three months ended June 30, 2006, Ares Capital declared a dividend on May 8, 2006 of $0.38 per share for a total of approximately $14.5 million.  The record date was June 15, 2006 and the dividend was distributed on June 30, 2006.

CONFERENCE CALL

Ares Capital will host a conference call, Wednesday, August 9, 2006, at 11:00 a.m. (ET) to discuss its second quarter 2006 financial results.  All interested parties are welcome to participate. You can access the conference call by dialing (888) 205-9844 approximately 5-10 minutes prior to the call.  International callers should dial (706) 679-6790.  All callers should reference “Ares Capital Corporation.” An archived replay of the call will be available through August 23, 2006 by calling (800) 633-8625.  International callers please dial (402) 977-9141. For all replays, please reference pin #21300565.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company regulated as a business development company under the Investment Company Act of 1940. Its investment objective is to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Capital undertakes no duty to update any forward-looking statements made herein.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on the Company’s website at www.arescapitalcorp.com.

CONTACT

Merritt S. Hooper
Ares Capital Corporation
310-201-4200

ARES CAPITAL CORPORATION AND SUBSIDIARY

Consolidated Balance Sheets

	As of
	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS

Investments at fair value (amortized cost of $888,483,712 and $581,351,865, respectively)
Non-control/Non-affiliate investments	$714,898,704	$515,184,991
Affiliate investments	163,261,927	70,783,384
Total investments at fair value	878,160,631	585,968,375
Cash and cash equivalents	44,844,697	16,613,334
Receivable for open trades	6,962,236	1,581,752
Interest receivable	7,854,038	5,828,098
Other assets	4,608,731	3,653,585

Total assets	$942,430,333	$613,645,144

LIABILITIES

Credit facilities payable	$345,200,000	$18,000,000
Reimbursed underwriting costs payable to the Investment Adviser	—	2,475,000
Dividend payable	—	12,889,225
Payable for open trades	—	5,500,000
Accounts payable and accrued expenses	7,092,656	1,222,678
Management and incentive fees payable	10,047,596	3,478,034
Interest and facility fees payable	3,105,947	313,930
Interest payable to the Investment Adviser	—	154,078

Total liabilities	365,446,199	44,032,945

Commitments and contingencies

STOCKHOLDERS’ EQUITY

Common stock, par value $.001 per share, 100,000,000 common shares authorized, 38,207,254 and 37,909,484 common shares issued and outstanding, respectively	38,208	37,910
Capital in excess of par value	564,192,430	559,192,554
Accumulated net realized gain on sale of investments	23,076,577	5,765,225
Net unrealized (depreciation) appreciation on investments	(10,323,081)	4,616,510

Total stockholders’ equity	576,984,134	569,612,199

Total liabilities and stockholders’ equity	$942,430,333	$613,645,144

NET ASSETS PER SHARE	$15.10	$15.03

ARES CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statement of Operations

	For the three months ended		For the six months ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME:
From non-control/non-affiliate investments:
Interest from investments	$20,737,226	$6,027,175	$35,788,359	$10,947,830
Interest from cash & cash equivalents	199,948	565,412	431,177	595,768
Dividend income	1,170,000	744,818	1,170,000	744,818
Capital structuring service fees	4,670,493	631,333	6,416,698	935,083
Other income	244,466	62,765	287,009	122,161
Total investment income from non-control/non-affiliate investments	27,022,133	8,031,503	44,093,243	13,345,660

From affiliate investments:
Interest from investments	2,760,198	700,871	5,237,130	1,011,464
Capital structuring service fees	600,000	862,500	1,183,810	862,500
Other income	107,420	6,741	166,873	132,583
Total investment income from affiliate investments	3,467,618	1,570,112	6,587,813	2,006,547

Total investment income	30,489,751	9,601,615	50,681,056	15,352,207

EXPENSES:
Base management fees	3,107,197	1,027,135	5,650,856	1,841,847
Incentive management fees	6,940,399	1,798,919	9,863,283	2,069,202
Administrative	188,488	256,115	366,025	489,387
Professional fees	676,637	320,800	1,148,088	485,794
Directors fees	73,919	85,643	137,169	157,808
Insurance	198,431	144,400	386,532	287,213
Interest and credit facility fees	4,361,907	62,979	5,684,217	438,269
Interest payable to the Investment Adviser	—	31,814	25,879	83,539
Amortization of debt issuance costs	411,836	65,736	819,147	131,426
Depreciation	49,302	—	49,302	—
Other	217,105	39,940	385,612	69,759
Total expenses	16,225,221	3,833,481	24,516,110	6,054,244

NET INVESTMENT INCOME BEFORE INCOME TAXES	14,264,530	5,768,134	26,164,946	9,297,963

Income tax expense, including excise tax	4,971,635	—	5,180,515	—

NET INVESTMENT INCOME	9,292,895	5,768,134	20,984,431	9,297,963

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gains (losses):
Net realized gains from non-control/non-affiliate investment transactions	23,879,988	6,747,262	24,443,591	7,156,442
Net realized gains (losses) from affiliate investment transactions	—	(1,880)	47,283	(2,030)
Net realized gains from investment transactions	23,879,988	6,745,382	24,490,874	7,154,412

Net unrealized gains (losses):
Investment transactions from non-control/non-affiliate investments	(16,480,203)	(4,910,024)	(12,494,673)	(343,793)
Investment transactions from affiliate investments	—	(1,236)	(2,444,918)	(2,420)
Net unrealized losses from investment transactions	(16,480,203)	(4,911,260)	(14,939,591)	(346,213)

Net realized and unrealized gain on investments	7,399,785	1,834,122	9,551,283	6,808,199

NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$16,692,680	$7,602,256	$30,535,714	$16,106,162

BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.44	$0.33	$0.80	$0.91

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	38,089,889	23,164,444	38,039,574	17,683,309

SCHEDULE 1

Reconciliation of basic and diluted Core EPS to basic and diluted GAAP EPS

Reconciliation of basic and diluted Core EPS to basic and diluted GAAP EPS, the most directly comparable GAAP financial measure, for the quarter ended June 30, 2006 is provided below.

Quarter Ended June 30, 2006
Basic and diluted Core EPS(1)	$0.43

EPS attributable to capital gains and losses, any incentive management fees related to such capital gains and losses and any income taxes related to such capital gains	0.01

Basic and diluted GAAP EPS	$0.44

(1)

Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity resulting from operations less capital gains and losses, any incentive management fees attributable to such capital gains and losses and any income taxes related to such capital gains. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.